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Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock
(Including the Associated Preferred Share Purchase Rights)

of

PHARMERICA CORPORATION

to

PHILADELPHIA ACQUISITION SUB, INC.,

a wholly owned subsidiary of

OMNICARE, INC.

The Offer and withdrawal rights will expire at 12:00, midnight, New York City time, on Tuesday, October 4, 2011, unless the Offer is extended.

        As set forth in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share (the "Shares"), of PharMerica Corporation, a Delaware corporation ("PharMerica" and, such certificates, together with the certificates evidencing the corresponding rights to purchase shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of PharMerica (the "Rights") issued pursuant to the Rights Agreement, dated as of August 25, 2011 (the "Rights Agreement"), between PharMerica and Mellon Investor Services LLC, as Rights Agent, in the event the Distribution Date (as defined in Section 15—"Certain Legal Matters; Antitrust; State Takeover Statutes; the Rights Condition; Appraisal Rights; "Going-Private" Transactions" of the Offer to Purchase) shall have occurred, the "Share Certificates") are not immediately available; (ii) the procedures for book-entry transfer for all required documents cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Wells Fargo Bank, N.A., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1—"Terms of the Offer; Expiration Date" of the Offer to Purchase). Unless the context otherwise requires, all references herein to "Shares" shall be deemed to include the associated Rights pursuant to the Rights Agreement. This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase). See Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

The Depositary for the Offer is:

By Mail: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, MN 55164-0854	By Facsimile Transmission: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions (866) 734-9952 (FAX) Confirmation Receipt of Facsimile by Telephone Only: (800) 468-9716
By Hand or Overnight Delivery:
(Until 6:00 p.m. New York City time
on the Expiration Date)
Wells Fargo Bank, N.A.
Shareowner Services
Voluntary Corporate Actions
161 N. Concord Exchange
South St. Paul, MN 55075-1139

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

 THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tenders to Philadelphia Acquisition Sub, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Omnicare, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated September 7, 2011 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

Name(s) of Record Holder(s)

(Please Type or Print)
Address(es)

(Zip Code)
Daytime Area Code and Tel. No.
Signature
Number of Shares
Share Certificate Nos. (if available) (Please type or print)

(Check box if Shares will be tendered by book-entry transfer)
☐The Depositary Trust Company Account Number at Book Entry Transfer Facility
Date:
Name of Tendering Institution
Account Number

 GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program or any other "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees (i) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary either Share Certificates representing the Shares tendered hereby or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or photocopy thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 2—"Acceptance for Payment and Payment" of the Offer to Purchase), in each case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Authorized Signature:
Name:
Title:
Address:
Zip Code:
Area Code and Telephone Number:
Dated:	, 2011

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The Depositary for the Offer is:

By Mail: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, MN 55164-0854	By Facsimile Transmission: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions (866) 734-9952 (FAX) Confirmation Receipt of Facsimile by Telephone Only: (800) 468-9716
By Hand or Overnight Delivery:
(Until 6:00 p.m. New York City time
on the Expiration Date)
Wells Fargo Bank, N.A.
Shareowner Services
Voluntary Corporate Actions
161 N. Concord Exchange
South St. Paul, MN 55075-1139

Questions and requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective addresses set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders may call toll free (800) 769-7666
Banks and Brokers may call collect (212) 269-5550
Email: info@dfking.com

The Dealer Manager for the Offer is:

Goldman, Sachs & Co.
200 West Street
New York, New York 10282
(800) 323-5678 (Toll-Free)
(212) 902-1000 (Direct)

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  Exhibit (a)(1)(C)
Notice of Guaranteed Delivery for Tender of Shares of Common Stock (Including the Associated Preferred Share Purchase Rights) of PHARMERICA CORPORATION to PHILADELPHIA ACQUISITION SUB, INC., a wholly owned subsidiary of OMNICARE, INC.
THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)
DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.